                                                                    Morgan
                                                                    &
                                                                    Company
                                                         Chartered Accountants












                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in Amendment No. 4 to the Registration Statement of Carleton Ventures, Inc. on Form SB-2 of our Auditors' Report, dated January 17, 2002, on the balance sheets of Carleton Ventures, Inc. as at December 31, 2001 and 2000, and the related statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the years ended December 31, 2001 and 2000, and for the period from May 26, 1999 (date of inception) to December 31, 2001.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada

December  13,  2002                                      Chartered  Accountants








Tel:  (604) 687-5841             Member of         P.O. Box 10007 Pacific Centre
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www.morgan-cas.com             International               Vancouver, BC V7Y 1A1